Exhibit 99.2

Chicago, IL – January 30, 2018 - Equity Residential (NYSE: EQR) today reported results for the quarter and year ended December 31, 2017.  All per share results are reported as available to common shares/units on a diluted basis.

The Company has a glossary of defined terms and related reconciliations of Non-GAAP financial measures on pages 17 through 20 of this release.

Fourth Quarter 2017

EPS for the fourth quarter of 2017 was $0.34 compared to $0.75 in the fourth quarter of 2016.  The difference is due primarily to lower property sale gains in the fourth quarter of 2017.

Year Ended December 31, 2017

EPS for the year ended December 31, 2017 was $1.63 compared to $11.68 for the full year 2016.  The difference is due primarily to $10.16 per share in higher property sale gains as a result of the Company’s significant property sales activity in 2016, partially offset by higher debt extinguishment costs in 2016.

Same Store Results

On a same store fourth quarter to fourth quarter comparison, which includes 72,529 apartment units, revenues increased 2.2%, expenses increased 2.5% and NOI increased 2.1%. Average Rental Rate increased 2.0% and Physical Occupancy remained flat at 96.0%.

On a same store year to year comparison, which includes 70,117 apartment units, revenues increased 2.2%, expenses increased 2.7% and NOI increased 2.0%.  Average Rental Rate increased 2.3% and Physical Occupancy remained flat at 96.0%.

Investment Activity

The Company did not acquire any consolidated apartment properties during the fourth quarter of 2017. During the quarter, the Company sold one consolidated apartment property in southern New Jersey, consisting of 170 apartment units, for a sale price of approximately $35.3 million, at a Disposition Yield of 5.1%, generating an Unlevered IRR of 6.8%.  Also during the quarter, the Company completed Cascade, a 477-unit apartment development project in Seattle, for a total cost of approximately $176.4 million.

During the full year 2017, the Company acquired four consolidated apartment properties, consisting of 947 apartment units, for an aggregate purchase price of approximately $468.0 million at a weighted average Acquisition Capitalization Rate of 4.8%.  During the full year 2017, the Company sold five consolidated apartment properties, consisting of 1,194 apartment units, for an aggregate sale price of approximately $355.0 million, at a weighted average Disposition Yield of 5.1%, generating an Unlevered IRR of 12.4%.  During 2017, the Company also sold a land parcel located in New York City for a sale price of approximately $33.5 million.  During 2017, the Company completed four new apartment development projects, consisting of 1,393 apartment units, at an aggregate total cost of approximately $584.2 million.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws.  These statements are based on current expectations, estimates, projections and assumptions made by management.  While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation.  Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com.  Many of these uncertainties and risks are difficult to predict and beyond management’s control.  Forward-looking statements are not guarantees of future performance, results or events.  Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Equity Residential

Consolidated Statements of Operations

(Amounts in thousands except per share data)

(Unaudited)

	Year Ended December 31,		Quarter Ended December 31,
	2017	2016	2017	2016
REVENUES
Rental income	$2,470,689	$2,422,233	$630,519	$605,273
Fee and asset management	717	3,567	185	216
Total revenues	2,471,406	2,425,800	630,704	605,489

EXPENSES
Property and maintenance	405,281	406,823	98,636	97,135
Real estate taxes and insurance	335,495	317,387	82,177	78,433
Property management	85,493	82,015	20,791	18,012
General and administrative	52,224	57,840	11,858	10,432
Depreciation	743,749	705,649	200,785	177,407
Impairment	1,693	—	1,693	—
Total expenses	1,623,935	1,569,714	415,940	381,419

Operating income	847,471	856,086	214,764	224,070

Interest and other income	6,136	65,773	428	681
Other expenses	(5,186)	(10,368)	(2,026)	4,112
Interest:
Expense incurred, net	(383,890)	(482,246)	(95,311)	(95,930)
Amortization of deferred financing costs	(8,526)	(12,633)	(2,079)	(2,633)
Income before income and other taxes, income (loss) from investments in unconsolidated entities, net gain (loss) on sales of real estate properties and land parcels and discontinued operations	456,005	416,612	115,776	130,300
Income and other tax (expense) benefit	(478)	(1,613)	232	(424)
Income (loss) from investments in unconsolidated entities	(3,370)	4,801	(1,217)	(1,045)
Net gain (loss) on sales of real estate properties	157,057	4,044,055	15,296	173,184
Net gain (loss) on sales of land parcels	19,167	15,731	(3)	(28)
Income from continuing operations	628,381	4,479,586	130,084	301,987
Discontinued operations, net	—	518	—	394
Net income	628,381	4,480,104	130,084	302,381
Net (income) loss attributable to Noncontrolling Interests:
Operating Partnership	(22,604)	(171,511)	(4,673)	(11,069)
Partially Owned Properties	(2,323)	(16,430)	31	(14,062)
Net income attributable to controlling interests	603,454	4,292,163	125,442	277,250
Preferred distributions	(3,091)	(3,091)	(773)	(773)
Net income available to Common Shares	$600,363	$4,289,072	$124,669	$276,477

Earnings per share – basic:
Income from continuing operations available to Common Shares	$1.64	$11.75	$0.34	$0.76
Net income available to Common Shares	$1.64	$11.75	$0.34	$0.76
Weighted average Common Shares outstanding	366,968	365,002	367,442	365,256

Earnings per share – diluted:
Income from continuing operations available to Common Shares	$1.63	$11.68	$0.34	$0.75
Net income available to Common Shares	$1.63	$11.68	$0.34	$0.75
Weighted average Common Shares outstanding	382,678	381,992	383,105	381,860

Distributions declared per Common Share outstanding	$2.015	$13.015	$0.50375	$0.50375

Equity Residential

Consolidated Statements of Funds From Operations and Normalized Funds From Operations

(Amounts in thousands except per share data)

(Unaudited)

	Year Ended December 31,		Quarter Ended December 31,
	2017	2016	2017	2016
Net income	$628,381	$4,480,104	$130,084	$302,381
Net (income) loss attributable to Noncontrolling Interests – Partially Owned Properties	(2,323)	(16,430)	31	(14,062)
Preferred distributions	(3,091)	(3,091)	(773)	(773)
Net income available to Common Shares and Units	622,967	4,460,583	129,342	287,546

Adjustments:
Depreciation	743,749	705,649	200,785	177,407
Depreciation – Non-real estate additions	(5,023)	(5,224)	(1,215)	(1,292)
Depreciation – Partially Owned Properties	(4,526)	(3,805)	(2,026)	(909)
Depreciation – Unconsolidated Properties	4,577	4,745	1,147	1,139
Net (gain) loss on sales of unconsolidated entities - operating assets	(73)	(8,841)	(5)	—
Net (gain) loss on sales of real estate properties	(157,057)	(4,044,055)	(15,296)	(173,184)
Noncontrolling Interests share of gain (loss) on sales of real estate properties	290	14,521	290	14,521
Discontinued operations:
Net (gain) loss on sales of discontinued operations	—	(43)	—	—
FFO available to Common Shares and Units	1,204,904	1,123,530	313,022	305,228

Adjustments:
Asset impairment and valuation allowances	1,693	—	1,693	—
Write-off of pursuit costs	3,106	4,092	777	713
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	11,789	121,694	—	1,418
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(18,884)	(73,301)	471	299
Other miscellaneous items	(3,371)	3,635	824	(5,038)
Normalized FFO available to Common Shares and Units	$1,199,237	$1,179,650	$316,787	$302,620

FFO	$1,207,995	$1,126,621	$313,795	$306,001
Preferred distributions	(3,091)	(3,091)	(773)	(773)
FFO available to Common Shares and Units	$1,204,904	$1,123,530	$313,022	$305,228

Normalized FFO	$1,202,328	$1,182,741	$317,560	$303,393
Preferred distributions	(3,091)	(3,091)	(773)	(773)
Normalized FFO available to Common Shares and Units	$1,199,237	$1,179,650	$316,787	$302,620

Note: See pages 17 through 20 for the definitions of non-GAAP financial measures and other terms.

Equity Residential

Consolidated Balance Sheets

(Amounts in thousands except for share amounts)

(Unaudited)

	December 31,	December 31,
	2017	2016
ASSETS
Investment in real estate
Land	$5,996,024	$5,899,862
Depreciable property	19,768,362	18,730,579
Projects under development	163,547	637,168
Land held for development	98,963	118,816
Investment in real estate	26,026,896	25,386,425
Accumulated depreciation	(6,040,378)	(5,360,389)
Investment in real estate, net	19,986,518	20,026,036
Cash and cash equivalents	50,647	77,207
Investments in unconsolidated entities	58,254	60,141
Restricted deposits	50,115	141,881
Other assets	425,065	398,883
Total assets	$20,570,599	$20,704,148

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$3,618,722	$4,119,181
Notes, net	5,038,812	4,848,079
Line of credit and commercial paper	299,757	19,998
Accounts payable and accrued expenses	114,766	147,482
Accrued interest payable	58,035	60,946
Other liabilities	341,852	350,466
Security deposits	65,009	62,624
Distributions payable	192,828	192,296
Total liabilities	9,729,781	9,801,072

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	366,955	442,092
Equity:
Shareholders’ equity:
Preferred Shares of beneficial interest, $0.01 par value; 100,000,000 shares authorized; 745,600 shares issued and outstanding as of December 31, 2017 and December 31, 2016	37,280	37,280
Common Shares of beneficial interest, $0.01 par value; 1,000,000,000 shares authorized; 368,018,082 shares issued and outstanding as of December 31, 2017 and 365,870,924 shares issued and outstanding as of December 31, 2016	3,680	3,659
Paid in capital	8,886,586	8,758,422
Retained earnings	1,403,530	1,543,626
Accumulated other comprehensive income (loss)	(88,612)	(113,909)
Total shareholders’ equity	10,242,464	10,229,078
Noncontrolling Interests:
Operating Partnership	226,691	221,297
Partially Owned Properties	4,708	10,609
Total Noncontrolling Interests	231,399	231,906
Total equity	10,473,863	10,460,984
Total liabilities and equity	$20,570,599	$20,704,148

Equity Residential Portfolio Summary As of December 31, 2017

			% of	Average
		Apartment	Stabilized	Rental
Markets/Metro Areas	Properties	Units	NOI	Rate

Los Angeles	71	16,160	18.6%	$2,454
Orange County	13	4,028	4.4%	2,142
San Diego	12	3,385	3.9%	2,288
Subtotal – Southern California	96	23,573	26.9%	2,375

San Francisco	54	12,961	19.5%	3,089
Washington DC	48	15,811	17.3%	2,360
New York	39	10,462	16.5%	3,758
Boston	24	6,263	9.9%	3,001
Seattle	41	8,460	9.9%	2,365
Other Markets	1	136	—%	1,157
Total	303	77,666	100.0%	2,729

Unconsolidated Properties	2	945	—	—

Grand Total	305	78,611	100.0%	$2,729

Note:  Projects under development are not included in the Portfolio Summary until construction has been completed.

5

Equity Residential

Portfolio as of December 31, 2017

	Properties	Apartment Units

Wholly Owned Properties	283	73,598
Master-Leased Properties - Consolidated	3	853
Partially Owned Properties - Consolidated	17	3,215
Partially Owned Properties - Unconsolidated	2	945

	305	78,611

Portfolio Rollforward Q4 2017

($ in thousands)

		Properties	Apartment Units	Sales Price	Disposition Yield

	9/30/2017	305	78,302
Dispositions:
Consolidated:
Rental Properties		(1)	(170)	$(35,250)	(5.1%)
Completed Developments - Consolidated		1	477
Configuration Changes		—	2

	12/31/2017	305	78,611

Portfolio Rollforward 2017

($ in thousands)

		Properties	Apartment Units	Purchase Price	Acquisition Cap Rate

	12/31/2016	302	77,458

Acquisitions:
Consolidated:
Rental Properties – Stabilized		2	437	$174,028	4.7%
Rental Properties – Not Stabilized (A)		2	510	$294,022	5.0%

				Sales Price	Disposition Yield

Dispositions:
Consolidated:
Rental Properties		(5)	(1,194)	$(354,950)	(5.1%)
Land Parcels		—	—	$(33,450)
Completed Developments - Consolidated		4	1,393
Configuration Changes		—	7

	12/31/2017	305	78,611

(A)

The Company acquired two properties in the third quarter of 2017 which were in the final stages of initial lease-up and are expected to stabilize in their second year of ownership at a weighted average Acquisition Cap Rate of 5.0%.

6

Equity Residential

2017 vs. 2016

Same Store Results/Statistics for 70,117 Same Store Apartment Units

$ in thousands (except for Average Rental Rate)

	Results			Statistics
Description	Revenues	Expenses	NOI	Average Rental Rate	Physical Occupancy	Turnover

2017	$2,248,564	$656,321	$1,592,243	$2,670	96.0%	52.9%
2016	$2,200,094	$639,342	$1,560,752	$2,611	96.0%	54.7%

Change	$48,470	$16,979	$31,491	$59	0.0%	(1.8%)

Change	2.2%	2.7%	2.0%	2.3%

Note:  Same store revenues for all leases are reflected on a straight-line basis in accordance with GAAP for the current and comparable periods.  See page 19 for reconciliations from operating income.

7

Equity Residential

2017 vs. 2016

Same Store Operating Expenses for 70,117 Same Store Apartment Units

$ in thousands

	Actual 2017	Actual 2016	$ Change	% Change	% of Actual 2017 Operating Expenses

Real estate taxes	$276,762	$268,084	$8,678	3.2%	42.2%
On-site payroll (1)	148,781	142,248	6,533	4.6%	22.7%
Utilities (2)	89,938	88,159	1,779	2.0%	13.7%
Repairs and maintenance (3)	83,683	82,378	1,305	1.6%	12.7%
Insurance	16,683	17,345	(662)	(3.8%)	2.5%
Leasing and advertising	9,282	10,118	(836)	(8.3%)	1.4%
Other on-site operating expenses (4)	31,192	31,010	182	0.6%	4.8%

Same store operating expenses	$656,321	$639,342	$16,979	2.7%	100.0%

(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.
(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.
(3)

Repairs and maintenance - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair and maintenance costs.

(4)	Other on-site operating expenses - Includes ground lease costs and administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

8

Equity Residential

Debt Summary as of December 31, 2017

($ in thousands)

	Amounts (1)	% of Total	Weighted Average Rates (1)	Weighted Average Maturities (years)

Secured	$3,618,722	40.4%	4.33%	5.6
Unsecured	5,338,569	59.6%	4.17%	10.6

Total	$8,957,291	100.0%	4.24%	8.6
Fixed Rate Debt:
Secured – Conventional	$2,982,344	33.3%	4.90%	4.0
Unsecured – Public	4,591,373	51.3%	4.61%	12.2

Fixed Rate Debt	7,573,717	84.6%	4.73%	9.0

Floating Rate Debt:
Secured – Conventional	6,948	0.1%	1.05%	12.2
Secured – Tax Exempt	629,430	7.0%	1.56%	12.2
Unsecured – Public (2)	447,439	5.0%	1.82%	1.5
Unsecured – Revolving Credit Facility (3)	—	—	2.00%	3.9
Unsecured – Commercial Paper Program (4)	299,757	3.3%	1.41%	—

Floating Rate Debt	1,383,574	15.4%	1.62%	6.3

Total	$8,957,291	100.0%	4.24%	8.6

(1)	Net of the effect of any derivative instruments. Weighted average rates are for the year ended December 31, 2017.
(2)	Fair value interest rate swaps convert the $450.0 million 2.375% notes due July 1, 2019 to a floating interest rate of 90-Day LIBOR plus 0.61%.
(3)

The Company’s $2.0 billion unsecured revolving credit facility matures January 10, 2022.  The interest rate on advances under the credit facility will generally be LIBOR plus a spread (currently 0.825%), or based on bids received from the lending group, and an annual facility fee (currently 12.5 basis points).  Both the spread and the facility fee are dependent on the credit rating of the Company’s long-term debt.  As of December 31, 2017, there was approximately $1.69 billion available on the Company’s unsecured revolving credit facility (net of $6.6 million which was restricted/dedicated to support letters of credit and net of $300.0 million in principal outstanding on the commercial paper program).

(4)

The Company may borrow up to a maximum of $500.0 million on the commercial paper program subject to market conditions.  The notes bear interest at various floating rates with a weighted average of 1.41% for the year ended December 31, 2017 and a weighted average maturity of 18 days as of December 31, 2017.

Note: The Company capitalized interest of approximately $26.3 million and $51.5 million during the years ended December 31, 2017 and 2016, respectively.

9

Equity Residential

Debt Maturity Schedule as of December 31, 2017

($ in thousands)

Year	Fixed Rate (1)		Floating Rate (1)		Total	% of Total	Weighted Average Rates on Fixed Rate Debt (1)	Weighted Average Rates on Total Debt (1)

2018	$49,734		$397,235	(2)	$446,969	4.9%	5.55%	2.17%
2019	506,731	(3)	468,603		975,334	10.8%	5.17%	3.62%
2020	1,678,592	(4)	400		1,678,992	18.5%	5.49%	5.49%
2021	927,506		300		927,806	10.2%	4.64%	4.64%
2022	265,341		400		265,741	2.9%	3.26%	3.26%
2023	1,326,800		4,400		1,331,200	14.7%	3.74%	3.73%
2024	1,272		10,500		11,772	0.1%	4.79%	2.07%
2025	451,334		12,800		464,134	5.1%	3.38%	3.33%
2026	593,424		14,000		607,424	6.7%	3.59%	3.54%
2027	401,468		15,200		416,668	4.6%	3.26%	3.20%
2028+	1,424,969		520,065		1,945,034	21.5%	4.41%	3.67%
Subtotal	7,627,171		1,443,903		9,071,074	100.0%	4.48%	3.97%
Deferred Financing Costs and Unamortized (Discount)	(53,454)		(60,329)		(113,783)	N/A	N/A	N/A

Total	$7,573,717		$1,383,574		$8,957,291	100.0%	4.48%	3.97%

(1)	Net of the effect of any derivative instruments. Weighted average rates are as of December 31, 2017.
(2)	Includes $300.0 million in principal outstanding on the Company's commercial paper program.
(3)

Includes a $500.0 million 5.19% mortgage loan with a maturity date of October 1, 2019 that can be prepaid at par beginning October 1, 2018.  The Company currently intends to prepay this mortgage loan on October 1, 2018.

(4)

Includes a $550.0 million 6.08% mortgage loan with a maturity date of March 1, 2020 that can be prepaid at par beginning March 1, 2019.  The Company currently intends to prepay this mortgage loan on January 31, 2018 and incur approximately $22.5 million in debt extinguishment costs/prepayment penalties.  Also includes a $500.0 million 5.78% mortgage loan with a maturity date of July 1, 2020 that can be prepaid at par beginning July 1, 2019.

10

Equity Residential

Selected Unsecured Public Debt Covenants

	December 31,	September 30,
	2017	2017
Total Debt to Adjusted Total Assets (not to exceed 60%)	34.6%	34.8%

Secured Debt to Adjusted Total Assets (not to exceed 40%)	14.0%	14.0%

Consolidated Income Available for Debt Service to Maximum Annual Service Charges (must be at least 1.5 to 1)	4.17	4.07

Total Unsecured Assets to Unsecured Debt (must be at least 150%)	381.0%	377.6%

Note: These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt, which represent the Company's most restrictive covenants.  Equity Residential is the general partner of ERPOP.

11

Equity Residential

Capital Structure as of December 31, 2017

(Amounts in thousands except for share/unit and per share amounts)

Secured Debt			$3,618,722	40.4%
Unsecured Debt			5,338,569	59.6%

Total Debt			8,957,291	100.0%	26.9%

Common Shares (includes Restricted Shares)	368,018,082	96.4%
Units (includes OP Units and Restricted Units)	13,768,438	3.6%

Total Shares and Units	381,786,520	100.0%
Common Share Price at December 31, 2017	$63.77
			24,346,526	99.8%
Perpetual Preferred Equity (see below)			37,280	0.2%

Total Equity			24,383,806	100.0%	73.1%

Total Market Capitalization			$33,341,097		100.0%

Perpetual Preferred Equity as of December 31, 2017

(Amounts in thousands except for share and per share amounts)

Series	Call Date	Outstanding Shares	Liquidation Value	Annual Dividend Per Share	Annual Dividend Amount
Preferred Shares:
8.29% Series K	12/10/26	745,600	$37,280	$4.145	$3,091

Total Perpetual Preferred Equity		745,600	$37,280		$3,091

12

Equity Residential Common Share and Unit Weighted Average Amounts Outstanding

	2017	2016

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	366,968,358	365,002,012
Shares issuable from assumed conversion/vesting of:
- OP Units	12,901,219	13,827,099
- long-term compensation shares/units	2,808,917	3,163,201

Total Common Shares and Units - diluted	382,678,494	381,992,312

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	368,018,082	365,870,924
Units (includes OP Units and Restricted Units)	13,768,438	14,626,075

Total Shares and Units	381,786,520	380,496,999

13

Equity Residential Partially Owned Entities as of December 31, 2017 (Amounts in thousands except for property and apartment unit amounts)

	Consolidated	Unconsolidated

Total properties	17	2

Total apartment units	3,215	945

Operating information for the year ended 12/31/17 (at 100%):
Operating revenue	$93,472	$32,141
Operating expenses	22,412	11,399

Net operating income	71,060	20,742
Property management	3,401	859
General and administrative	279	3
Depreciation	25,505	16,134

Operating income	41,875	3,746
Interest and other income	77	—
Interest:
Expense incurred, net	(13,316)	(8,289)
Amortization of deferred financing costs	(270)	(1)

Income (loss) before income and other taxes and income (loss) from investments in unconsolidated entities	28,366	(4,544)
Income and other tax (expense) benefit	(27)	(13)
Income (loss) from investments in unconsolidated entities	(1,549)	—
Net income (loss)	$26,790	$(4,557)

Debt - Secured (at 100%) (1)	$302,347	$145,424

(1)	All debt is non-recourse to the Company.

14

Equity Residential Development and Lease-Up Projects as of December 31, 2017 (Amounts in thousands except for project and apartment unit amounts)

Projects	Location	No. of Apartment Units	Total Budgeted Capital Cost	Total Book Value to Date	Total Book Value Not Placed in Service	Total Debt	Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date

Projects Under Development:
855 Brannan	San Francisco, CA	449	$304,035	$296,916	$90,676	$—	96%	55%	50%	Q1 2018	Q1 2019
100 K Street	Washington, DC	222	88,023	45,603	45,603	—	33%	—	—	Q4 2018	Q4 2019
1401 E. Madison	Seattle, WA	137	62,352	18,334	18,334	—	3%	—	—	Q3 2019	Q1 2020
249 Third Street	Cambridge, MA	84	51,447	8,934	8,934	—	1%	—	—	Q4 2019	Q2 2020

Projects Under Development		892	505,857	369,787	163,547	—

Completed Not Stabilized (1):
455 Eye Street	Washington, DC	174	73,157	72,972	—	—		96%	91%	Completed	Q1 2018
Helios (formerly 2nd & Pine)	Seattle, WA	398	227,287	220,101	—	—		54%	48%	Completed	Q2 2019
Cascade	Seattle, WA	477	176,378	169,597	—	—		50%	47%	Completed	Q2 2019

Projects Completed Not Stabilized		1,049	476,822	462,670	—	—

Completed and Stabilized During the Quarter:
Altitude (formerly Village at Howard Hughes)	Los Angeles, CA	545	192,331	191,747	—	—		96%	95%	Completed	Stabilized
The Alton (formerly Millikan)	Irvine, CA	344	107,381	106,795	—	—		96%	95%	Completed	Stabilized
One Henry Adams	San Francisco, CA	241	169,437	167,256	—	—		96%	93%	Completed	Stabilized

Projects Completed and Stabilized During the Quarter		1,130	469,149	465,798	—	—

Total Development Projects		3,071	$1,451,828	$1,298,255	$163,547	$—

Land Held for Development		N/A	N/A	$98,963	$98,963	$—

Note: All development projects listed are wholly owned by the Company.

(1) Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.

Equity Residential Capital Expenditures to Real Estate For the Year Ended December 31, 2017 (Amounts in thousands except for apartment unit and per apartment unit amounts)

	Same Store Properties	Non-Same Store Properties/Other	Total	Same Store Avg. Per Apartment Unit

Total Apartment Units (1)	70,117	7,549	77,666

Building Improvements	$114,162	$3,966	$118,128	$1,628

Renovation Expenditures (2)	44,418	888	45,306	634

Replacements	38,560	613	39,173	550

Total Capital Expenditures	$197,140	$5,467	$202,607	$2,812

Note: See pages 17 through 20 for the definitions of non-GAAP financial measures and other terms.

(1)	Total Apartment Units - Excludes 945 unconsolidated apartment units for which capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)	Renovation Expenditures on 3,371 same store apartment units for the year ended December 31, 2017 approximated $13,200 per apartment unit renovated.

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Equity Residential Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms (Amounts in thousands except per apartment unit data)

These Selected Financial Results include certain non-GAAP financial measures and other terms that management believes are helpful in understanding our business.  The definitions and calculations of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  These non-GAAP financial measures should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from specific operating, investing or financing activities.  Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Acquisition Capitalization Rate or Cap Rate – NOI that the Company anticipates receiving in the next 12 months (or the year two or three stabilized NOI for properties that are in lease-up at acquisition) less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $100-$450 per apartment unit depending on the age and condition of the asset) divided by the gross purchase price of the asset.  The weighted average Acquisition Cap Rate for acquired properties is weighted based on the projected NOI streams and the relative purchase price for each respective property.

Average Rental Rate – Total residential rental revenues reflected on a straight-line basis in accordance with GAAP divided by the weighted average occupied apartment units for the reporting period presented.

Capital Expenditures to Real Estate:

Building Improvements – Includes roof replacement, paving, building mechanical equipment systems, exterior siding and painting, major landscaping, furniture, fixtures and equipment for amenities and common areas, vehicles and office and maintenance equipment.

Renovation Expenditures – Apartment unit renovation costs (primarily kitchens and baths) designed to reposition these units for higher rental levels in their respective markets.

Replacements – Includes appliances, mechanical equipment, fixtures and flooring (including hardwood and carpeting).

Debt Covenant Compliance – Our unsecured debt includes certain financial and operating covenants including, among other things, maintenance of certain financial ratios.  These provisions are contained in the indentures applicable to each notes payable or the credit agreement for our line of credit.  The Debt Covenant Compliance ratios that are provided show the Company's compliance with certain covenants governing our public unsecured debt.  These covenants generally reflect our most restrictive financial covenants.  The Company was in compliance with its unsecured debt covenants for all years presented (the ratios should not be used for any other purpose, including without limitation, to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period).

Disposition Yield – NOI that the Company anticipates giving up in the next 12 months less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $100-$450 per apartment unit depending on the age and condition of the asset) divided by the gross sale price of the asset.  The weighted average Disposition Yield for sold properties is weighted based on the projected NOI streams and the relative sales price for each respective property.

Earnings Per Share ("EPS") – Net income per share calculated in accordance with GAAP.

Funds From Operations and Normalized Funds From Operations:

Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States (“GAAP”)), excluding gains (or losses) from sales and impairment write-downs of depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Expected FFO per share is calculated on a basis consistent with actual FFO per share and is considered an appropriate supplemental measure of expected operating performance when compared to expected EPS.

The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company’s real estate between periods or as compared to different companies.

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Equity Residential

Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued

(Amounts in thousands except per apartment unit data)

Normalized Funds From Operations ("Normalized FFO") – Normalized FFO begins with FFO and excludes:

•	the impact of any expenses relating to non-operating asset impairment and valuation allowances;
•	pursuit cost write-offs;
•	gains and losses from early debt extinguishment, including prepayment penalties, preferred share redemptions and the cost related to the implied option value of non-cash convertible debt discounts;
•	gains and losses on the sales of non-operating assets, including gains and losses from land parcel sales, net of the effect of income tax benefits or expenses; and
•	other miscellaneous items.

The Company believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the Company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results.

FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with GAAP.  The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests – Operating Partnership".  Subject to certain restrictions, the Noncontrolling Interests – Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

Net Operating Income (“NOI”) – NOI is the Company’s primary financial measure for evaluating each of its apartment properties.  NOI is defined as rental income less direct property operating expenses (including real estate taxes and insurance).  The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment properties.  NOI does not include an allocation of property management expenses either in the current or comparable periods.  Rental income for all leases and operating expense for ground leases (for both same store and non-same store properties) are reflected on a straight-line basis in accordance with GAAP for the current and comparable periods.

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Equity Residential Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued (Amounts in thousands except per apartment unit data)

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI, along with rental income, operating expenses and NOI per the consolidated statements of operations allocated between same store and non-same store/other results (see page 8):

	Year Ended December 31,
	2017	2016
Operating income	$847,471	$856,086
Adjustments:
Fee and asset management revenue	(717)	(3,567)
Property management	85,493	82,015
General and administrative	52,224	57,840
Depreciation	743,749	705,649
Impairment	1,693	—
Total NOI	$1,729,913	$1,698,023
Rental income:
Same store	$2,248,564	$2,200,094
Non-same store/other	222,125	222,139
Total rental income	2,470,689	2,422,233
Operating expenses:
Same store	656,321	639,342
Non-same store/other	84,455	84,868
Total operating expenses	740,776	724,210
NOI:
Same store	1,592,243	1,560,752
Non-same store/other	137,670	137,271
Total NOI	$1,729,913	$1,698,023

Non-Same Store Properties – For annual comparisons, primarily includes all properties acquired during 2016 and 2017, plus any properties in lease-up and not stabilized as of January 1, 2016.

Physical Occupancy – The weighted average occupied apartment units for the reporting period divided by the average of total apartment units available for rent for the reporting period.

Same Store Properties – For annual comparisons, primarily includes all properties acquired or completed that are stabilized prior to January 1, 2016, less properties subsequently sold.  Properties are included in Same Store when they are stabilized for all of the current and comparable periods presented.

% of Stabilized NOI – Represents budgeted 2018 NOI for stabilized properties and projected annual NOI at stabilization (defined as having achieved 90% occupancy for three consecutive months) for properties that are in lease-up.

Total Budgeted Capital Cost – Estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, including land acquisition costs, construction costs, capitalized real estate taxes and insurance, capitalized interest and loan fees, permits, professional fees, allocated development overhead and other regulatory fees, all in accordance with GAAP.

Total Market Capitalization – The aggregate of the market value of the Company’s outstanding common shares, including restricted shares, the market value of the Company’s operating partnership units outstanding, including restricted units (based on the market value of the Company’s common shares) and the outstanding principal balance of debt.  The Company believes this is a useful measure of a real estate operating company’s long-term liquidity and balance sheet strength, because it shows an approximate relationship between a company’s total debt and the current total market value of its assets based on the current price at which the Company’s common shares trade.  However, because this measure of leverage changes with fluctuations in the Company’s share price, which occur regularly, this measure may change even when the Company’s earnings, interest and debt levels remain stable.

Turnover – Total residential move-outs divided by total residential apartment units, including inter-property and intra-property transfers.

19

Equity Residential Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued (Amounts in thousands except per apartment unit data)

Unlevered Internal Rate of Return (“IRR”) – The Unlevered IRR on sold properties is the compound annual rate of return calculated by the Company based on the timing and amount of: (i) the gross purchase price of the property plus any direct acquisition costs incurred by the Company; (ii) total revenues earned during the Company’s ownership period; (iii) total direct property operating expenses (including real estate taxes and insurance) incurred during the Company’s ownership period; (iv) capital expenditures incurred during the Company’s ownership period; and (v) the gross sales price of the property net of selling costs.  Each of the items (i) through (v) is calculated in accordance with GAAP.

The calculation of the Unlevered IRR does not include an adjustment for the Company’s general and administrative expense, interest expense (including loan assumption costs and other loan-related costs) or property management expense.  Therefore, the Unlevered IRR is not a substitute for net income as a measure of our performance.  Management believes that the Unlevered IRR achieved during the period a property is owned by the Company is useful because it is one indication of the gross value created by the Company’s acquisition, development, rehab, management and ultimate sale of a property, before the impact of Company overhead.  The Unlevered IRR achieved on the properties as cited in this release should not be viewed as an indication of the gross value created with respect to other properties owned by the Company, and the Company does not represent that it will achieve similar Unlevered IRRs upon the disposition of other properties.  The weighted average Unlevered IRR for sold properties is weighted based on all cash flows over the investment period for each respective property, including net sales proceeds.

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